IMPAX
LABORATORIES,INC.
[graphic omitted: logo]




Company Contacts:                       Investor Relations Contacts:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, Co-CEO                Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220, Ext. 1771               (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000, Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220, Ext. 1706
www.impaxlabs.com


            IMPAX SIGNS AGREEMENT WITH ANDRX AND TEVA FOR GENERIC
                FORMULATIONS OF WELLBUTRIN(R)SR AND ZYBAN(R)

HAYWARD, Calif (July 31, 2003) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) announced today that it has entered into an exclusivity transfer agreement with Andrx Corporation (NASDAQ:ADRX) and a subsidiary of Teva Pharmaceutical Industries Ltd. (NASDAQ:TEVA) pertaining to pending Abbreviated New Drug Applications (ANDAs) for bioequivalent versions of Wellbutrin(R) SR and Zyban(R) (Bupropion Hydrochloride) 100 mg and 150 mg Extended Release Tablets filed by Andrx, as well as by the Company. Pursuant to the Company's existing strategic alliance agreement with Teva, Teva has U.S. marketing rights to IMPAX's versions of these products. Wellbutrin SR and Zyban, marketed by GlaxoSmithKline, had U.S. sales of over $1.7 billion for the twelve-month period ended May 31, 2003 according to NDCHealth.

The parties believe that the Andrx ANDAs for the products are entitled, under the Hatch-Waxman Act, to a 180-day period of marketing exclusivity. Under the exclusivity transfer agreement, Andrx will continue to seek approval of its ANDAs. The agreement provides, among other things, that if Andrx is unable to launch its own products within a defined period of time, and IMPAX is able to market its products, Andrx will enable IMPAX to launch its own products through Teva, with the parties sharing certain payments with Andrx relating to the sale of the products for a 180 day period. Should Andrx launch its own products prior to the Impax product launch, it will share with IMPAX certain payments for a 180 day period.

"We are pleased that our technology has enabled us to provide patients affordable alternatives to both Wellbutrin SR and Zyban," said Barry R. Edwards, Co-Chief Executive Officer of IMPAX. "This agreement with Andrx and Teva provides us with an opportunity to bring our products to the market earlier than would be possible alone."

Andrx and IMPAX have both obtained favorable summary judgment decisions that their formulations of the products do not infringe GlaxoSmithKline's patents. GlaxoSmithKline, however, has appealed both decisions.

The transactions that are contemplated by the exclusivity transfer agreement are subject to all necessary government approvals.

IMPAX has 20 applications pending at the FDA, including three tentatively approved that address approximately $6.2 billion in U.S. branded product sales for the twelve months ended May 31, 2003. Fifteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.




                                                           # # #